Exhibit 10.2

AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT (this “Agreement”) is made as of November 9, 2016, between SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITIES FUND, INC., a Maryland corporation (“Fund”), and SIGULER GUFF ADVISERS, LLC, a Delaware limited liability company (“Siguler Guff Advisers”).  Siguler Guff Advisers is sometimes referred to herein as the “Manager”.

WHEREAS, the Fund is a non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (“1940 Act”), whose sole stockholder is SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITIES FUND, LP, a Delaware limited partnership (the “Partnership”);

WHEREAS, the Manager is an investment adviser registered as such under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, pursuant to the Investment Management Agreement, dated June 8, 2015, between the Fund and the Manager (the “Original Agreement”), the Fund retained the Manager to furnish certain investment advisory, portfolio management and administrative services to the Fund; and

WHEREAS, the parties hereto wish to amend and restate the Original Agreement in its entirety and to enter into this Agreement.

NOW, THEREFORE, the parties hereto hereby amend and restate the Original Agreement, which is replaced and superseded in entirety by this Agreement, as follows:

1.          Appointment.  The Fund hereby appoints Siguler Guff Advisers as Investment Manager for the period and on the terms set forth in this Agreement.  Siguler Guff Advisers accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.          Investment Duties.  Subject to the supervision of the Fund’s Board of Directors (the “Board”), the Manager will provide a continuous investment program for the Fund and will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund.  Subject to investment policies and guidelines established by the Board, the Manager will identify, evaluate, structure and close the investments to be made by the Fund, arrange debt financing for the Fund, provide portfolio management and servicing of loans held in the Fund’s portfolio, and administer the Fund’s day-to-day affairs.

3.          Administrative Duties.  The Manager will administer the affairs of the Fund under the supervision of the Board and subject to the following:

(a)          The Manager will supervise all aspects of the operations of the Fund, including oversight of transfer agency, custodial and accounting services (all of which will be at the expense of the Fund); provided, however, that nothing contained herein shall be deemed to relieve or deprive the Board of its responsibility for directing the management of the business and affairs of the Fund.

(b)          The Manager will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as required) of the Fund’s registration statement under the Securities Exchange Act of 1934, proxy material, tax returns and required reports to the Fund’s stockholders and the Securities and Exchange Commission (“SEC”) and other appropriate federal or state regulatory authorities.

(c)          The Manager will oversee the computation of the net asset value and the net income of the Fund in accordance with procedures adopted by the Board.

(d)          The Manager will maintain or oversee the maintenance of all books and records with respect to the Fund, and will furnish the Board with such periodic and special reports as the Board may reasonably request.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees, upon request by the Fund, to surrender promptly to the Fund any records that it maintains for the Fund.

(e)          All cash, securities and other assets of the Fund will be maintained in the custody of one or more banks in accordance with the provisions of Section 17(f) of the 1940 Act and the rules thereunder; the authority of the Manager to instruct the Fund’s custodian(s) to deliver and receive such cash, securities and other assets on behalf of the Fund will be governed by a custodian agreement between the Fund and each such custodian, and by resolution of the Board.

4.          Further Duties.  In all matters relating to the performance of this Agreement, the Manager will act in conformity with the Charter and Bylaws of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

5.          Services Not Exclusive. The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer, partner, member or employee of the Manager, who may also be a director, officer, partner, member or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

6.          Expenses.

(a)          The Fund will pay all of its reasonable and properly incurred operating costs except those specifically required to be borne by the Manager, including the following: (i) costs related to the organization of the Fund and the offer and placement of its shares, including legal and accounting fees; (ii) costs related to the acquisition, ownership and sale of Fund investments (including hedging and derivative transactions), including, brokerage commissions, transaction taxes and due diligence, travel, investment banking, legal, accounting, custodian and research expenses, including all such costs with respect to transactions that are not consummated to the extent that such costs are not reimbursed by entities in which the Fund invests or proposes to invest; (iii) transfer, registration and similar expenses incurred by the Fund; (iv) expenses allocable to the Fund as a partner or investor in Fund investments; (v) legal fees and expenses incurred in connection with the review and negotiation of the terms and conditions of Fund investments; (vi) SEC fees and expenses, including the expenses of compliance with SEC rules and regulations, and any fees and expenses of state securities regulatory authorities; (vii) costs of proxy solicitations; (viii) costs of meetings of stockholders and the Board; (ix) charges and expenses of the Fund’s custodian, transfer and dividend disbursing agents; (x) compensation and expenses of the Fund’s directors who are not interested persons of the Fund, the Manager or the placement agent, and of any of the Fund’s officers who are not interested persons of the Manager, and expenses of directors in attending Board or stockholder meetings; (xi) costs of any certificates representing the shares of capital stock of the Fund; (xii) fees and expenses of consultants, contractors, experts or custodians retained by the Fund; (xiii) auditing and tax preparation expenses; (xiv) interest expenses; (xv) costs of indemnification arrangements to which the Fund is a party and premiums for liability insurance; (xvi) all extraordinary expenses, such as litigation and indemnification costs and expenses, judgments and settlements; (xvii) the Management Fee (as defined below); (xviii) any taxes levied upon the Fund; (xix) costs of preparing, printing and distributing reports to stockholders; (xx) costs of stationery and supplies; (xxi) the costs of membership by the Fund in any trade organizations; and (xxii) costs of any service providers engaged by the Fund pursuant to Section 6(b).

(b)          The expenses to be borne by the Manager are limited to the following: (i) compensation and expenses of the Manager’s officers, directors and employees that relate to the services provided to the Fund pursuant to Sections 2 and 3 of this Agreement and other normal and routine administrative expenses that relate to the services provided to the Fund pursuant to Sections 2 and 3 of this Agreement; provided, however, that the Manager shall not be required to pay (and if paid by the Manager, the Manager shall be reimbursed by the Fund for payments of) any fees or expense required to be borne by the Fund pursuant to paragraph (a) of this Section 6; (ii) the cost of adequate office space for the Fund and all necessary office equipment and services, including telephone service, heat, utilities and similar items; and (iii) the cost of providing the Fund with such corporate, administrative and clerical personnel (including officers and directors of the Fund who are interested persons of the Manager and are acting in their respective capacities as officers and directors) as the Board reasonably deems necessary or advisable to perform the services required to be performed by the Manager under this Agreement.

(c)          The Fund may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by the Manager and acknowledged as otherwise payable by the Manager pursuant to this Agreement, the Fund may reduce the fee payable to the Manager pursuant to Section 7 hereof by such amount.  To the extent that such deductions exceed the fee payable to the Manager on any quarterly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding quarterly payment dates.

(d)          The payment or assumption by the Manager of any expense of the Fund that the Manager is not required by this Agreement to pay or assume shall not obligate the Manager to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

7.          Management Fee.

(a)          For the services provided and the expenses assumed pursuant to this Agreement, the Fund or its successor trustees will pay to the Manager, whether before or after dissolution of the Fund, a management fee (the “Management Fee”), computed and paid quarterly in arrears in an amount equal to 1.25% per annum of the Fund’s Net Invested Capital (as defined below), as measured as of the close of business on the last business day of such quarterly period. “Invested Capital means the cost basis of the portfolio investments of the Fund (excluding cash and cash equivalents) that have not been written off or disposed of, including portfolio investments acquired with borrowed funds. For the avoidance of doubt, Invested Capital shall include the cost basis of any portfolio investments held indirectly through any wholly-owned subsidiary of the Fund (if one is formed) that has obtained a license as a Small Business Investment Company from the U.S. Small Business Administration (a “SBIC Subsidiary”). “Net Invested Capital” means Invested Capital multiplied by a fraction: (a) the numerator of which is the dollar amount of all capital commitments to the Partnership other than capital commitments as to which the Partnership will not charge a management fee or carried interest; and (b) the denominator of which is all capital commitments to the Partnership, all as of the last business day of the quarterly period as to which the Management Fee is being calculated.

(b)          One  hundred  percent (100%)  of  all  directors’  fees,  consulting  and monitoring fees, advisory board or investment committee fees, commitment fees, break-up fees and advisory fees received by the Manager or its Affiliates in respect of the Fund’s portfolio investments including any investments held through any SBIC Subsidiary (the “Offset Fees”) shall be applied to reduce subsequent payments of the Management Fee by the Fund. In the event that the amount of Offset Fees to be applied against the Management Fee exceeds the Management Fee for the immediately succeeding annual period (the “Excess Offset Fees”), such Excess Offset Fees shall be carried forward to reduce the Management Fee payable in following annual periods and any unapplied Excess Offset Fees shall be returned to the Fund as of the completion of its winding up. The value of any Offset Fees received in a form other than cash will be determined at the time that the Manager or its Affiliate disposes of the property constituting such Offset Fees, based upon the amount of such disposition proceeds.  If such property has not been disposed of prior to the completion of the winding up of the Fund, then such property will be valued by the Manager, with such valuation approved by the Board. An “Affiliate” of the Manager as used in this Agreement means any person or entity that directly or indirectly controls, is controlled by, or is under common control with the Manager.

(c)          If this Agreement becomes effective or terminates before the end of any fiscal quarter, the Management Fee for the period from the effective day to the end of the fiscal quarter or from the beginning of such fiscal quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full fiscal quarter in which such effectiveness or termination occurs.

8.          Limitation of Liability of Manager. The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.  Any person, even though also an officer, director, partner, member, employee or agent of the Manager, who may be or become an officer, director, partner, member, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to, or acting solely on behalf of, the Fund and not as an officer, director, partner, member, employee or agent or one under the control or direction of the Manager even though paid by it.

9.          Duration and Termination.

(a)          This Agreement shall become effective upon the date here above written provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund’s outstanding voting securities.

(b)          Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date.  Thereafter, regardless of the dissolution of the Fund, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

(c)          Notwithstanding the foregoing, this Agreement may be terminated:          (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund at any time, without the payment of any penalty, on sixty days’ written notice to the Manager or (ii) by the Manager at any time, without the payment of any penalty, on sixty days’ written notice to the Fund.  This Agreement will automatically terminate in the event of its assignment.

10.          Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Fund’s outstanding voting securities.

11.          Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act.  To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.          Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.  As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested person”, “assignment”, “investment adviser”, and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order.  Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITIES FUND, INC		SIGULER GUFF ADVISERS, LLC

By		By :
Name:	Sandip Kakar	Name:	Donald Spencer
Title:	Secretary	Title:	Managing Director